                                                                    EXHIBIT 99.1


W-H ENERGY SERVICES EARNINGS PER SHARE UP 75% FROM PREVIOUS QUARTER

HOUSTON, May 1, 2003 (BusinessWire) - W-H Energy Services, Inc. (NASDAQ: WHES) announced first quarter net income of $5.9 million or $0.21 per share. This performance compares to net income of $5.5 million or $0.20 per share for the same period last year. In the preceding quarter, the Company reported net income of $3.3 million or $0.12 per share.

The Company projects that earnings per share will range from $0.21 to $0.25 for the quarter ending June 30, 2003.

Revenues for the first quarter of $94.7 million and EBITDA(2) of $20.7 million were 24 percent and 19 percent higher than the first quarter of 2002, respectively. On a sequential basis, revenues and EBITDA increased by 14 percent and 23 percent, respectively.

Domestic revenues increased 31 percent over the first quarter of last year and were 15 percent higher than the preceding quarter. International revenues decreased 5 percent from the first quarter of last year and were 9 percent higher than the previous quarter.

The increase in revenues and EBITDA primarily resulted from higher demand for certain of the Company's products and services, particularly in the completion and workover segment which includes cased-hole wireline, completion fluids, rental tools and coiled tubing. The Company's EBITDA as a percentage of revenues for the first quarter was 21.9 percent which is up from the 20.3 percent reported for the previous quarter.

W-H Energy is a diversified oilfield service company that provides products and services used primarily for the drilling, completion and production of oil and natural gas wells. The Company has onshore operations in the United States, Canada, Brazil, Europe, North Africa and the Middle East and offshore operations in the Gulf of Mexico, the North Sea, the Persian Gulf, the Gulf of Suez, the Mediterranean Sea and off the coast of Brazil.

Statements in this press release that are not strictly historical are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The actual results may differ materially from those projected in the forward-looking statements due to, among other things, the current and expected future prices of crude oil and natural gas, capital expenditures by customers, the development and implementation of new technologies and weather conditions in offshore markets. These risks are more fully described in W-H Energy Services, Inc.'s Annual Report filed on Form 10-K with the Securities and Exchange Commission. The Company disclaims any obligations to update the statements in this press release.



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                            W-H ENERGY SERVICES, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                                                      THREE MONTHS ENDED MARCH 31,
                                                                 ---------------------------------------
                                                                       2003                 2002
                                                                 ------------------   ------------------
REVENUES                                                           $        94,690      $        76,353

COSTS AND EXPENSES:
        Cost of revenues                                                    52,174               41,141
        Selling, general and administrative                                 19,236               15,759
        Research and development                                             2,553                2,010
        Depreciation and amortization                                        9,406                7,078
                                                                 ------------------   ------------------
                     Total costs and expenses                               83,369               65,988

                     Operating income                                       11,321               10,365

OTHER (INCOME) EXPENSES:
        Interest expense, net                                                1,787                1,424
        Other (income) expense, net                                             (8)                  59
                                                                 ------------------   ------------------
                     Income before income taxes                              9,542                8,882

        Provision for income taxes                                           3,674                3,420
                                                                 ------------------   ------------------
                     Net income                                    $         5,868      $         5,462
                                                                 ==================   ==================

EARNINGS PER COMMON SHARE:
        Basic                                                      $          0.22      $          0.21
        Diluted                                                    $          0.21      $          0.20

WEIGHTED AVERAGE SHARES OUTSTANDING:
        Basic                                                           27,042,193           25,830,060
        Diluted                                                         27,938,583           27,484,260

                           W-H ENERGY SERVICES, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)


                                                                 MARCH 31, 2003          DECEMBER 31, 2002
                                                              ---------------------    ----------------------
                                                                  (UNAUDITED)
ASSETS:
     Cash and cash equivalents                                  $            8,906       $             9,386
     Accounts receivable, net                                               79,827                    75,793
     Inventory                                                              39,599                    39,206
     Other current assets                                                    9,655                     9,324
                                                              ---------------------    ----------------------
                  Total current assets                                     137,987                   133,709

     Property and equipment, net                                           197,068                   193,272
     Other assets                                                          110,408                   111,581
                                                              ---------------------    ----------------------
                  Total assets                                  $          445,463       $           438,562
                                                              =====================    ======================


LIABILITIES AND SHAREHOLDERS' EQUITY:
     Accounts payable and accrued liabilities                               39,473                    43,704
     Current maturities of long-term debt                                   15,350                    14,300
     Other current liabilities                                               1,786                     1,795
                                                              ---------------------    ----------------------
                  Total current liabilities                                 56,609                    59,799

     Long-term debt, net of current maturities (1)                         135,089                   133,005
     Other liabilities                                                      26,820                    24,229
                                                              ---------------------    ----------------------
                  Total liabilities                                        218,518                   217,033

     Shareholders' equity                                                  226,945                   221,529
                                                              ---------------------    ----------------------
                  Total liabilities and shareholders' equity    $          445,463       $           438,562
                                                              =====================    ======================



(1) As of March 31, 2003, there was approximately $19 million available under the Company's revolving credit facility.
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                            W-H ENERGY SERVICES, INC.
                 UNAUDITED SEGMENTED AND SELECTED FINANCIAL DATA
                                 (in thousands)

                                                          THREE MONTHS ENDED MARCH 31,
                                                     ---------------------------------------
                                                           2003                 2002
                                                     ------------------   ------------------
SEGMENTED INFORMATION:
    REVENUE:
          Drilling                                     $        56,033      $        51,804
          Completion and workover                               31,134               17,332
          Maintenance and safety                                 7,523                7,217
                                                     ------------------   ------------------
               Total revenue                           $        94,690      $        76,353
                                                     ==================   ==================

    DEPRECIATION AND AMORTIZATION:
          Drilling                                     $         5,404      $         4,526
          Completion and workover                                2,952                1,706
          Maintenance and safety                                   982                  790
          Corporate                                                 68                   56
                                                     ------------------   ------------------
               Total depreciation and amortization     $         9,406      $         7,078
                                                     ==================   ==================

    OPERATING INCOME:
          Drilling                                     $         6,995      $         8,215
          Completion and workover                                6,886                3,299
          Maintenance and safety                                  (354)                 429
          Corporate                                             (2,206)              (1,578)
                                                     ------------------   ------------------
               Total operating income                  $        11,321      $        10,365
                                                     ==================   ==================

    EBITDA (2):
          Drilling                                     $        12,399      $        12,741
          Completion and workover                                9,838                5,005
          Maintenance and safety                                   628                1,219
          Corporate                                             (2,138)              (1,522)
                                                     ------------------   ------------------
               Total EBITDA (2)                        $        20,727      $        17,443
                                                     ==================   ==================

CAPITAL EXPENDITURES                                   $        14,299      $        15,296



(2) The Company calculates EBITDA as operating income plus depreciation and amortization. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States. You should not consider it apart from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as the exclusive measure of profitability or liquidity. Additionally, the Company's calculation of EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has included EBITDA as a supplemental disclosure because management believes that EBITDA provides useful information regarding the ability to service debt, fund capital expenditures and provides investors, analysts and other interested parties with a measure for comparing its operating performance with the performance of other companies that have different financing, capital structures and tax rates. The Company uses EBITDA to budget, compare and monitor the performance of its business segments and as a benchmark for the award of incentive compensation under its incentive compensation plans.

CONTACT: W-H Energy Services, Inc., Houston
         Shawn M. Housley, 713/974-9071